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                                                                   EXHIBIT 10.20

                             EMPLOYMENT AGREEMENT
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     THIS EMPLOYMENT AGREEMENT (the "Agreement"), is made as of the 1st day of
October, 2001, by and between McLAREN PERFORMANCE TECHNOLOGIES, INC., a Delaware corporation with its principal office located at 32233 West Eight Mile Road, Livonia, Michigan, 48152 (the "Corporation"), and Chris Panzl, whose address is 3158 Beach Lake Dr. East, Milford, MI. 48380 (the "Employee").

                                   RECITALS:

     A. The Corporation is engaged in the business of designing, fabricating, developing, validating and certifying engines, traction systems and related components and products for the automotive industry (the "Business");

     B. The Corporation wishes to employ Employee and utilize his professional experience, ability, services, background and know-how; and

     C. Employee wishes to work for the Corporation under the terms and conditions in this Agreement.

     NOW, THEREFORE, in consideration of the covenants and conditions set forth in this Agreement and for other good and valuable consideration, which has been received and which is sufficient, the parties agree to the following terms:

     1.  Employment Term.  Subject to the terms and conditions contained in this
         ---------------
Agreement, the Corporation employs Employee, and Employee agrees to be employed by the Corporation, for a two year period from the date of this Agreement unless the Agreement is terminated before the end of the two year period in accordance with Section 13. This Agreement will automatically renew for a successive periods of one (1) year, unless the Corporation notifies Employee of its intent to terminate this Agreement at least ninety (90) days prior to the end of the initial two year term or any successive one-year period, or unless the Agreement is terminated before the end of any successive one-year period in accordance with Section 12. The initial Two year term and any successive terms are referred to in this Agreement as the "Employment Term."

     2.  Duties.  Employee's position with the Corporation will be Chief
         ------
Financial Officer and Vice President. As the Vice President and Chief Financial Officer, Employee will be responsible for the financial operations of the Company, carrying out the strategic direction of the Company as developed by the President, and will perform other duties which the Corporation requests from time to time. The Employee will report to the President and Chief Executive Officer.

     3.  Time and Efforts.  During his employment with the Corporation, Employee
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will diligently and conscientiously devote his full business time, attention and ability to the
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Corporation and its Business, and will faithfully serve the Corporation.
Employee will fulfill his responsibilities described in this Agreement honestly, diligently, in good faith, with his best efforts and in the best interests of the Corporation. While he is employed by the Corporation, Employee will not engage in any other business activity without first receiving written approval from the Corporation, except for personal investments in a passive capacity.

     4.  Salary and Bonus.  During his employment with the Corporation, the
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Corporation will pay Employee an annual salary of One Hundred Thirty  Five
Thousand Dollars ($135,000), payable according to the Corporation's standard payment practices. The ordinary and usual sums for taxes and withholding will be deducted from this salary. Upon receipt of a satisfactory performance review by the Compensation Committee of the Company, the Employee will be eligible for a five percent (5%) annual raise to be enacted upon the anniversary date of this agreement.

     5.  Stock Options.  Employee shall be entitled to receive a grant for one
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hundred forty thousand (140,000) incentive stock options for the initial contract period, Strike prices will be determined to be the closing price of the stock as of the date of the agreement and the agreement renewal. Seventy thousand (70,000) of said options will be determined to be vested upon the first anniversary date of this contract with the additional Seventy thousand (70,000) to be vested upon the second anniversary date of the contract. All grants of stock options shall be subject to and regulated by the McLaren Performance Technologies, Inc. 2000 Stock Option Plan.

     6.  Vacation and Other Benefits.  Employee will be entitled to take four
         ---------------------------
(4) weeks of paid vacation per year. No vacation time may be carried over from one year to the next. Employee will be entitled to receive medical insurance and all other benefits provided to employees of a similar level within the Corporation which can be provided to Employee. Employee will be entitled to receive a vehicle allowance and gasoline benefits similar to that provided to other senior executives of the Corporation.

     7.  Expenses.  The Corporation will pay or reimburse Employee for all
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reasonable and necessary expenses incurred by the Employee in performing his duties under this Agreement.

     8.  Rules of the Corporation.  Employee agrees that he will comply with all
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reasonable rules and regulations of the Corporation in performing his duties under this Agreement. Employee agrees that he will carry out all reasonable orders, directions and policies of the Corporation which are consistent with his position with the Corporation and which are communicated by the Corporation to Employee, either orally or in writing. However, Employee will not be required to comply with any directions or orders if he has obtained an attorney's written opinion which is reasonably satisfactory to the Corporation stating that his compliance with a particular direction or order would violate applicable law.

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     9.  Confidentiality.  Employee knows that the Corporation possesses
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business information, which is confidential.  During the Employee's employment with the Corporation and after the termination of Employee's employment, Employee will not use or reveal, divulge or make known to any person, company, or any other third party, any Proprietary Information. "Proprietary Information" is any and all information or data, whether in writing, or learned by Employee orally, by observation or other sensory detection, relating to any product, product design, service, research, development, formula, process, method of distribution or delivery, know-how, trade secret, customer list, contract term, customer pricing, supplier list or price, business strategy, compensation, plan or practice, operating records, software, technology, sales data, information or other records, lists or documents used by the Corporation in operating the Business or otherwise. The Proprietary Information and all other information relating to the Corporation belongs to and will remain the property of the Corporation. All Proprietary Information, other information and property of the Corporation must be returned to the Corporation by Employee upon termination of Employee's employment.

     10.  Corporate Opportunity.  Employee agrees that during his employment
          ---------------------
with the Corporation he will not take any action which might divert from the Corporation or any affiliate of the Corporation any business opportunity which would be within the scope of any of the present or future businesses of the Corporation or any of its subsidiaries or affiliates (future businesses are business which are then under consideration by the Corporation or its subsidiaries and affiliates), if the loss of the business would have, as reasonably determined by the Corporation, an adverse effect upon the Corporation, unless the Corporation has given prior written approval.

     11.  Discoveries and Works.  Employee agrees that all discoveries and works
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made or conceived by him as of the date of this Agreement or during his employment with the Corporation, individually or with others, that relate to the Business or the Corporation's activities (including actual or demonstrably anticipated research or development of the Corporation), or result from any work performed by Employee for the Corporation, will be owned by the Corporation.
The term "discoveries and works" includes, but is not limited to, the following: designs, inventions, computer programs (including documentation of the programs), technical improvements, processes, drawings and works of authorship. The Employee will (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by, the Corporation to evidence or better assure the Corporation's title to the discoveries and works, (b) assist the Corporation in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all discoveries and works, and (c) promptly execute, whether during or after his employment with the Corporation, all applications or other endorsements necessary or appropriate to maintain or protect patents and other rights for the Corporation. If there are any discoveries and works which, within six (6) months after the termination of the Employee's employment, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Employee and which pertain to the Business or the products or services being sold or developed by the Corporation at the time of Employee's termination, these discoveries and works will, as between the Employee and the Corporation, be deemed to have been made during the Employee's employment and will be owned by the Corporation. However, any discovery or

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work that the Employee has developed entirely on his own time without using the
Corporation's equipment, supplies, facilities or trade secret information will not be owned by the Corporation, except for those discoveries and works that either: (i) relate to the Corporation's Business, or actual or demonstrably anticipated research or development of the Corporation at the time of conception or reduction to practice; or (ii) result from any work performed by the Employee for the Corporation.

     12.  Non Solicitation.  Employee agrees that he will not, while he is an
          ----------------
employee of the Corporation and for a period of one (1) year thereafter, directly or indirectly, personally or for any business entity in any capacity, entice away, employ or solicit for employment any current or former employee of the Corporation or its affiliates.

     13.  Termination.
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          (a)  This Agreement may be terminated by the Corporation:  (i) for
Misconduct as defined below; or (ii) immediately and without notice upon the Employee's death or disability. For the purposes of this Agreement, "disability" means as a physical or mental condition that, notwithstanding reasonable accommodations, as defined under applicable state and/or federal law, prevents Employee from performing any essential function of his job.

          (b) Termination of Employee for "Misconduct" means: (i) any act or acts of Employee which would constitute a felony (or its equivalent) or fraud;
(ii) a material breach by Employee performing the duties described in this Agreement which is not cured by Employee within five (5) days after the Corporation gives Employee notice of the breach; or (iii) gross neglect, gross malfeasance, willful neglect, or dishonesty.

          (c) If Employee's employment is terminated by the Corporation for Misconduct, the Corporation's obligations under this Agreement will terminate and the Corporation will not be liable to Employer for any payments of any kind under this Agreement, including without limitation any claim to unpaid bonus amounts.

          (d) If Employee's employment under this Agreement is terminated by the Corporation for reason other than Misconduct during the first year of any two-year employment period under this Agreement, the Corporation will pay Employee the remaining salary that he would have received under this Agreement and arrange for the coverage of health and welfare benefits. If Employee's employment under this Agreement is terminated for reason other than Cause during the second year of any two-year employment period under this Agreement, the Corporation will pay Employee an amount equal to the salary earned by Employee during the twelve months immediately preceding the termination and arrange for the coverage of health and welfare benefits. The frequency of the payments made to Employee under this Section will be at the Corporation's discretion.

          (e) If Employee's employment is terminated due to his death or disability, the Employee (or his estate) will be entitled to a pro rata portion of his salary and bonus earned through the date of termination.

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     14.  Assignment.  Employee knows that the services to be performed by him
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for the Corporation are unique and personal.  Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement, except as otherwise expressly provided for in this Agreement.

     15.  Injunctive Relief.  Employee agrees that the remedy of monetary
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damages for any breach or threatened breach by Employee of the covenants in
Sections 8 (Confidentiality), 9 (Corporate Opportunity), and 11 (Nonsolicitation) of this Agreement will be inadequate to remedy fully the breach because any breach or attempted breach by Employee would cause immediate, substantial and irreparable loss of business and profits to the Corporation and its affiliates in an amount which would be impossible to calculate. Therefore, if Employee breaches or threatens to breach any of the covenants, in addition to any and all other legal and equitable remedies which may be available, including suit for recovery of actual damages, the Corporation and its affiliates, or any successor of the Corporation or its affiliates, will be entitled to injunctive relief, without needing to prove any actual loss of business to the Corporation or its affiliates by reason of the Employee's breach and, to the extent permissible under the applicable law, a temporary restraining order will be granted immediately on commencement of any suit by the Corporation or its affiliates. Employee waives any right to notice of any application by the Corporation or its affiliates for a temporary restraining order.

     16.  Reasonableness.  Employee has weighed all the facts, conditions and
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circumstances pertaining to this Agreement and Employee agrees that all of the provisions of this Agreement are reasonable. Employee will not contest the validity of any provision of this Agreement and he waives any and all rights he may have to bring any claim, action or suit or to raise any defense regarding the validity and reasonableness of this Agreement or any of its provisions. If Employee brings an action or raises any defense in violation of this Section, the Corporation will be entitled to receive reimbursement from Employee for the Corporation's reasonable attorney fees and costs.

     17.  Validity.  If any provision contained in this Agreement, or the
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application of any provision, is held invalid or unenforceable by a court of competent jurisdiction, that provision will be deemed to be modified in a manner to make it consistent with the intent of the original provision, so that, as revised, the provision will be valid and enforceable, and this Agreement, and the application of the provision to persons or circumstances other than those for which it would be invalid or unenforceable, will not be affected by the revision.

     18.  Binding Effect.  This Agreement will inure to the benefit of and be
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binding upon the Corporation and its permitted assigns, including without limitation any person or entity which may acquire substantially all of the Corporation's assets or business, or with or into which the Corporation may be liquidated, consolidated, merged or otherwise combined, and will inure to the benefit and be binding upon Employee, his heirs, distributes and personal representatives.

     19.  Notices.  All notices and other communications to be provided under
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this Agreement will be effective when they are received if they are in writing and hand delivered or sent by facsimile transmission and confirmed by U.S. mail, and will be effective one (1) day after they are sent by a nationally recognized overnight delivery service. Any communication

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given in any other manner will be effective only if and when it is received by the party to be notified. For the purposes of this Section, the addresses of the parties are the addresses stated in the first paragraph of this Agreement. A party may change the address to which all communications are to be sent by giving written notice to the other party in accordance with this Section.

     20.  Waiver.  Either party's failure to insist in any one or more instances
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upon the other party's performance of any of the terms or conditions of this
Agreement will not be construed as a waiver of future performance of any term, covenant or condition, but the obligations of either party with respect to the term or condition will continue in full force and effect.

     21.  Entire Agreement.  This Agreement supersedes all previous agreements
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between Employee and the Corporation, and contains the entire understanding and agreement between the parties regarding Employee's employment with the Corporation. This Agreement cannot be amended, modified or supplemented in any respect except by a subsequent written agreement signed by both the Corporation and Employee.

     22.  Governing Law; Forum.  This Agreement is a contract made under, and
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will be governed by and construed in accordance with, the law of the State of
Michigan which is applicable to contracts made and to be performed entirely within Michigan, without giving effect to choice of law principles of Michigan. The Corporation and Employee each agree that any legal or equitable action or proceeding with respect to this Agreement or Employee's employment with the Corporation will be brought only in any court of the State of Michigan, or in any court in the United States of America sitting in Michigan, and the Corporation and Employee each submits to and accepts the jurisdiction of those courts with respect to such party's person and property, and irrevocably consents to the service of process in connection with any action or proceeding by personal delivery to or a mailing by registered or certified mail, postage prepaid to each party at the party's address contained in this Agreement. Nothing in this Section will affect the right of the Corporation and Employee to serve process in any other manner permitted by law. The Corporation and Employee each irrevocably waives any objection to the laying of venue of any action or proceeding in the courts described in this Section.

     23.  Headings.  The headings contained in this Agreement are for
          --------
convenience only and are not to be used in construing or interpreting this Agreement.

     24.  Counterparts.  This Agreement may be executed in one or more
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counterparts, which will each be deemed to be an original, but all of which will constitute one and the same document.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written in the first paragraph of this Agreement.

                                      McLAREN PERFORMANCE TECHNOLOGIES, INC.


                                      /s/ Steven Rossi
                                      ----------------------------------------
                                      By: Steven Rossi
                                      Its President & CEO



                                      /s/ Chris Panzl
                                      ----------------------------------------
                                      By:  Chris Panzl



/s/ Hayden Harris
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Hayden Harris - Director


/s/ Nicholas Bartolini
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Nicholas Bartolini - Director


/s/ Robert Sinclair
---------------------------------------
Robert Sinclair - Director

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